EXHIBIT 10.1

                              CONSULTING AGREEMENT

This CONSULTING AGREEMENT ("Agreement"), dated as of August 28, 2006, between SIX FLAGS, INC., a Delaware corporation (the "Company"), and Brian Jenkins ("Consultant").

                              W I T N E S S E T H:

WHEREAS, the Consultant was employed prior to the date hereof as the Senior Vice President of Finance of the Company; and

WHEREAS, in order to provide for an orderly transition of the former duties and responsibilities of Consultant the Company wishes to retain the services of Consultant, and Consultant wishes to serve as such.

NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

      1. Consulting Agreement. The Company hereby engages Consultant as a financial consultant to the Company, and Consultant hereby accepts such engagement, upon the terms and conditions set forth herein.

      2. Term. (a) Unless sooner terminated in accordance with the provisions of
Section 2(b) hereof, the term of this Agreement (the "Term") shall commence on August 28, 2006 and shall end October 31, 2006.

      (b) The Company shall have the right to terminate this Agreement for cause, effective immediately upon delivery of written notice thereof to Consultant. As used herein, "cause" shall mean (i) any material breach by the Consultant of his obligations hereunder as provided herein, (ii) the conviction of the Consultant of a crime involving moral turpitude under applicable law or the entering by him of a plea of guilty or nolo contendere with respect thereto; or (iii) the commission by the Consultant of any act involving fraud or misappropriation of Company funds. This Agreement will terminate automatically in the event of Consultant's death or the good faith determination by the Company that the Consultant's permanent physical or mental disability prevents Consultant from performing his duties hereunder.

      3. Duties. (a) During the Term, Consultant shall perform such duties and render such services to the Company as are assigned to him by Chief Financial Officer ("CFO") of the Company, provided however, that any duties assigned to Consultant hereunder must be reasonably consistent with the Consultant's duties to the Company immediately prior to the Consultant's termination of his employment with the Company.. During the Term, Consultant will report to the CFO. He shall not be provided an office at the Company's offices in Grand Prairie, Texas.

      (b) During the Term, Consultant shall use his reasonable efforts to promote the interests of the Company and its subsidiaries and to perform no acts contrary to such interests.

      4. Relationship. (a) This Agreement shall not be construed as an employment, agency or joint venture agreement. In his role as consultant to the Company, Consultant is acting as an independent contractor providing consulting services to the Company and under no circumstances whatsoever, including, without limitation, for the purposes of the Federal Insurance Contributions Act, the Social Security Act, the Federal Unemployment Tax Act and federal and state income tax withholding, will Consultant be deemed an employee of the Company.

      (b) Consultant shall have no authority to sign any document or extend any credit on behalf of the Company or any of its affiliates or to bind the Company or any of its affiliates in any way. Consultant shall not hold himself out to third parties as an officer or employee of the Company.

      5. Independence and Discretion. (a) The manner, means, details or methods by which Consultant shall perform his services under this Agreement shall be within the discretion of Consultant. The Company shall not have the authority to, nor shall it, supervise, direct or control the manner, means, details or methods used by Consultant to perform his services under this Agreement, and nothing in this Agreement shall be construed to grant the Company any such authority.

      (b) Consultant shall be free to dispose of such portion of his time, energy and skills as he is not obligated to devote to the Company under this Agreement in such manner as he sees fit, and to such persons, firms or corporations as he deems advisable, limited only by the terms contained herein.

      (c) Nothing in this Agreement shall be construed to interfere with or otherwise affect the rendering of services by Consultant in accordance with his independent judgment. Consultant shall perform his services in accordance with generally accepted practices and principles of the Company's industry.

      6. Compensation. (a) As compensation for all consulting services to be performed by Consultant for the Company during the Term, the Company shall pay Consultant a consulting fee of $10,000 for each calendar month of the Term (prorated in the case of a partial month). The fees shall be payable monthly in arrears upon receipt of an invoice from Consultant with respect thereto.

      (b) Consultant shall be responsible for all federal, state and local taxes on all payments made to him by the Company under this Agreement. The Company will timely provide to Consultant Form 1099 (or any successor form) for the purposes of the preparation of such taxes.

      7. Reimbursement of Expenses. During the Term, the Company shall pay or reimburse Consultant for all reasonable travel and other out-of-pocket expenses actually incurred or paid by him and requested and approved in advance by the Company in the performance of his duties hereunder upon presentation of expense statements or vouchers or such other supporting information as the Company may reasonably require.

      8. Confidential Information. Consultant acknowledges and agrees that the services he is expected to provide the Company are of a specialized nature and are proprietary to the Company and, accordingly, that it is not in the best interests of the Company and its subsidiaries for any information with respect thereto to be disseminated outside of the course of providing his services. Consultant further recognizes and acknowledges that, in connection with his engagement with the Company, he has had and will continue to have access to confidential and proprietary information and records, and data that are trade secrets of the Company and/or its subsidiaries and affiliates ("Confidential Information"). Confidential Information shall include, without limitation, the following types of information or material, both existing and contemplated, regarding the Company or its subsidiaries or affiliated companies: corporate information, including plans, strategies, policies, resolutions and any litigation or negotiations; marketing information, including strategies, methods, customers, prospects or market research data; financial information, including cost and performance data, debt arrangement, equity structure, investors and holdings; operational and scientific information, including trade secrets and technical information; and personal information, including personnel lists, resumes, personnel data, organizational structure, compensation structure and performance evaluations and other confidential information concerning current or former officers, directors or employees. Consultant shall not directly or indirectly disclose Confidential Information to any person or entity or use any Confidential Information in any way, except as may be required by law, regulation, court or administrative order or legal process or as otherwise allowed pursuant to the terms of the Consulting Agreement. For purposes of this Section, Confidential Information does not include any publicly available information or any information, artwork, prints, patents or other rights that Consultant had or owned prior to employment with the Company or information that is disclosed to Consultant by a third party not employed by the Company provided that such third party is not subject to a confidentiality agreement.

      In the event Consultant receives any subpoena, document request or other discovery request in any judicial, quasi-judicial, administrative or arbitrative proceeding calling for the disclosure of any information (oral or written) regarding the Company, its subsidiaries or affiliates or their respective businesses, operations, policies, practices, procedures or current or former officers, directors or employees, Consultant will immediately give written notice thereof to the Company and will cooperate in good faith with the Company to intervene in such proceeding or to quash or limit such subpoena, document request or other discovery request or to obtain a protective order with respect to the use and dissemination of and information provided in connection therewith, and, without limiting the generality of the foregoing, the Consultant will use diligent, reasonable efforts to limit such disclosure to what is necessary to comply with such subpoena, document request, or other discovery request.

      9. Consultant and the Company agree that neither party will make any false, negative, derogatory or disparaging public or private statement (either written or oral) about the other at any time, except that nothing in this section shall be deemed to limit or affect either party from giving truthful testimony under oath pursuant to a subpoena or as otherwise required by law.

      10. Indemnification.

      (a) The Company shall indemnify, defend and hold Consultant harmless against all "Liabilities" (as hereinafter defined) (including reasonable attorneys' fees) actually and reasonably incurred by Consultant arising out the services of Consultant hereunder, except with respect to any Liability arising from the gross negligence or willful misconduct of Consultant.

      (b) For purposes hereof, the term "Liabilities" shall mean any direct or indirect indebtedness, liability, assessment, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, actual or potential, contingent or otherwise.

      11. Severability. Should any provision of this Agreement be held, by a court of competent jurisdiction, to be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid or unenforceable, and this Agreement and each individual provision hereof shall be enforceable and valid to the fullest extent permitted by law.

      12. Successors and Assigns. (a) This Agreement and all rights under this Agreement are personal to Consultant and shall not be assignable by him. All of Consultant's rights under this Agreement shall inure to the benefit of his heirs, personal representatives, designees or other legal representatives, as the case may be.

      (b) This Agreement shall inure to the benefit of the Company. This Agreement shall be binding upon the Company and its successors and assigns. Any person succeeding to the business of the Company by merger, purchase, consolidation or otherwise shall assume by contract or operation of law the obligations of the Company under this Agreement.

      13. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the conflicts of laws rules thereof.

      14. Notices. All notices, requests and demands given to or made upon the respective parties hereto shall be deemed to have been given or made three (3) business days after the date of mailing when mailed by registered or certified mail, postage prepaid, or on the date of delivery if delivered by hand, or by any nationally-recognized overnight delivery service, addressed to the parties at their addresses set forth below or to such other addresses furnished by notice given in accordance with this Section 13: (a) if to the Company, 1540 Broadway, New York, NY, 10036 Attn: Chief Financial Officer, and (b) if to Consultant, 924 Avenue J East, Grand Prairie, TX 75050.

      15. Modification; Waiver. (a) This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Consultant or in the case of a waiver, by the party against whom the waiver is to be effective. Any such waiver shall be effective only to the extent specifically set forth in such writing.

      (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      16. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

      17. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed in its corporate name, and Consultant has manually signed his name hereto, all as of the day and year first above written.


                                    SIX FLAGS, INC.


                                    By:/s/ James M. Coughlin
                                    -----------------------------
                                    Name:  James M. Coughlin
                                    Title: General Counsel


                                    /s/ Brian Jenkins
                                    -----------------------------
                                    Brian Jenkins